SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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Quicksilver Gas Services LP
(Name of Registrant As Specified In Its Charter)
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Quicksilver Gas Services LP
777 West Rosedale Street
Fort Worth, Texas 76104
To the unitholders of Quicksilver Gas Services LP:
     Quicksilver Gas Services LP has obtained the written consent of certain of our unitholders of record as of September 24, 2009 to approve an amendment to our 2007 Equity Plan to be implemented pursuant to the First Amended and Restated 2007 Equity Plan (the “Amended 2007 Equity Plan”), increasing the number of common units representing limited partner interests that may be issued under the 2007 Equity Plan to an aggregate of 750,000 common units (excluding any common units issued on or prior to November 4, 2009). The Amended 2007 Equity Plan has been approved by the board of directors of our general partner, Quicksilver Gas Services GP LLC, and the holders of more than a majority of the common and subordinated units outstanding.
     The unitholder consent was taken pursuant to Section 302 of the Delaware Revised Uniform Limited Partnership Act, which permits any action that may be taken at a meeting of the unitholders to be taken by the written consent to the action by the holders of the number of voting units required to approve the action at a meeting. All necessary limited partnership approvals in connection with the matters referred to in this information statement have been obtained. This information statement is being furnished to all of our unitholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing unitholders of these limited partnership actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the unitholder consent will be effective on November 4, 2009.
     Your consent is not required and is not being solicited in connection with this action.
     Important notice regarding the availability of an information statement for actions taken by written consent of the unitholders to be effected on or after November 4, 2009: This information statement is also available at https://materials.proxyvote.com/74839G.
John C. Cirone
Senior Vice President, General Counsel and Secretary
October 15, 2009

Quicksilver Gas Services LP
777 West Rosedale Street
Fort Worth, Texas 76104
INFORMATION STATEMENT
     We are furnishing this information statement and notice of action taken without a meeting to our unitholders in connection with the approval by the board of directors of our general partner, Quicksilver Gas Services GP LLC, of the matter described below and the subsequent approval of this matter by written consent of holders of a majority of our outstanding common and subordinated units. All limited partnership approvals in connection with these matters have been obtained and this information statement is furnished solely for the purpose of informing unitholders of these actions in the manner required by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and our Second Amended and Restated Agreement of Limited Partnership.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     September 24, 2009 has been fixed as the record date for the determination of holders of units who are entitled to receive this information statement. On October 7, 2009, holders of a majority of our outstanding common and subordinated units approved an amendment to our 2007 Equity Plan to be implemented pursuant to the First Amended and Restated 2007 Equity Plan (the “Amended 2007 Equity Plan”), increasing the number of common units representing limited partner interests that may be issued under the 2007 Equity Plan to an aggregate of 750,000 common units (excluding any common units issued on or prior to November 4, 2009). The Amended 2007 Equity Plan was previously approved by the board of directors of our general partner and is attached to this information statement as Appendix A.
     In accordance with the regulations of the Securities and Exchange Commission, the unitholders’ consent will become effective on November 4, 2009.
VOTING SECURITIES
     As of September 24, 2009, we had 12,313,451 common units and 11,513,625 subordinated units issued and outstanding. Each common and subordinated unit is entitled to one vote on matters submitted for unitholder approval.
     On October 7, 2009, Quicksilver Resources Inc. (“Quicksilver”), which, through its wholly-owned subsidiary, Quicksilver Gas Services Holdings LLC, held 5,696,752 common units and 11,513,625 subordinated units (or approximately 72.2% of our common and subordinated units then outstanding) on September 24, 2009, executed and delivered to us a written consent approving the Amended 2007 Equity Plan. Since the Amended 2007 Equity Plan has been approved by the holders of the required majority of common and subordinated units, no proxies are being solicited with this information statement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Quicksilver Gas Services LP
     The following table sets forth certain information regarding the beneficial ownership of our common and subordinated units as of October 1, 2009 by:
(1)	each person known by us to beneficially own more than 5% of our common or subordinated units;

(2)	each named executive officer of Quicksilver Gas Services GP LLC;

(3)	each director of Quicksilver Gas Services GP LLC; and

(4)	all directors and executive officers of Quicksilver Gas Services GP LLC as a group.

     Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the units. The percentages of beneficial ownership are calculated on the basis of 12,313,451 common units and 11,513,625 subordinated units outstanding as of October 1, 2009.

		Percentage			Percentage of
		of		Percentage of	Common and
	Common	Common	Subordinated	Subordinated	Subordinated
Beneficial Owner	Units	Units	Units	Units	Units
Directors and Executive Officers
Glenn Darden (1)	90,738	*	—	—	*
Thomas F. Darden (1)	90,738	*	—	—	*
Jeff Cook	3,687	*	—	—	*
Philip W. Cook (2)	4,001	*	—	—	*
John C. Cirone	2,467	*	—	—	*
Alvin Bledsoe (3)	45,934	*	—	—	*
Philip D. Gettig	5,839	*	—	—	*
John W. Somerhalder II	12,334	*	—	—	*
Directors and executive officers as a group (9 persons)	179,638	1.5%	—	—	*

Holders of More Than 5% Not Named Above
Quicksilver Resources Inc. (4)(6)	5,696,752	46.3%	11,513,625	100.0%	72.2%
Quicksilver Gas Services Holdings LLC (5)(6)	5,696,752	46.3%	11,513,625	100.0%	72.2%
FMR LLC (7)	936,900	7.6%	—	—	3.9%
Swank Capital, LLC (8)	1,118,156	9.1%	—	—	4.7%

*	Indicates less than 1%

(1)	Includes as to each of Messrs. G. Darden and T. Darden 76,100 common units held in a trust for which he has shared voting and investment power as a co-trustee. Each of Messrs. G. Darden and T. Darden disclaims beneficial ownership of the shares held in this trust, except to the extent of his pecuniary interest therein.

(2)	Includes 4,001 common units held by Mr. Cook jointly with his spouse.

(3)	Includes 200 common units over which Mr. Bledsoe exercises shared investment power.

(4)	Quicksilver is the ultimate parent company of Quicksilver Gas Services Holdings LLC (“Holdings”) and may, therefore, be deemed to beneficially own the units held by Holdings.

(5)	Holdings, an indirect wholly owned subsidiary of Quicksilver, owns a 100% interest in our general partner and a 72.2% limited partner interest in us.

(6)	Quicksilver has shared voting power and shared investment power with Holdings, Cowtown Gas Processing LP (“Processing LP”), Cowtown Pipeline LP (“Pipeline LP”), Cowtown Pipeline Management, Inc. (“Management”) and Cowtown Pipeline Funding, Inc. (“Funding”) over 5,696,752 common units of Quicksilver Gas Services LP. Holdings also owns 11,513,625 subordinated units representing limited partner interests in Quicksilver Gas Services LP, which may be converted into common units on a one-for-one basis upon the termination of the subordination period under certain circumstances as set forth in the Partnership Agreement. Quicksilver, Processing LP, Pipeline LP, Management and Funding may also be deemed to beneficially own 11,513,625 subordinated units owned by Holdings. Quicksilver Gas Services GP LLC, the sole general partner of Quicksilver Gas Services LP, owns a 1.93% general partner interest and incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts) in Quicksilver Gas Services LP. The address of Quicksilver and Holdings is 777 West Rosedale Street, Fort Worth, Texas 76104.

(7)	According to a Schedule 13G/A filed by FMR LLC with the SEC on February 17, 2009, FMR LLC had sole investment power over 936,900 common units. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	According to a Schedule 13G/A filed by Swank Capital, LLC with the SEC on February 17, 2009, Swank Capital, LLC had sole voting power and sole investment power over 1,118,156 common units, Swank Energy Income Advisors, LP had shared voting power and shared investment power over 1,118,156 common units, and Jerry V. Swank had sole voting power and sole investment power over 1,118,156 common units. The address of Swank Capital, LLC, Swank Energy Income Advisors, LP, and Jerry V. Swank is 3300 Oak Lawn Avenue, Suite 650, Dallas, Texas 75219.

Quicksilver Resources Inc.
     The following table sets forth certain information regarding the beneficial ownership of Quicksilver’s common stock as of October 1, 2009 by:
(1)	each named executive officer of Quicksilver Gas Services GP LLC;

(2)	each director of Quicksilver Gas Services GP LLC; and

(3)	all directors and executive officers of Quicksilver Gas Services GP LLC as a group.
     Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 169,130,490 shares of Quicksilver common stock outstanding as of October 1, 2009.

	Beneficial Share Ownership
		Percent of
	Number of	Outstanding
Beneficial Owner	Shares	Shares
Glenn Darden (1)(2)(3)(4)(5)	45,070,344	26.6%
Thomas F. Darden (1)(2)(3)(4)(5)	45,186,259	26.7%
Jeff Cook (3)(5)	605,490	*
Philip W. Cook (2)(3)(5)(6)	163,862	*
John C. Cirone (3)(5)	168,249	*
Alvin Bledsoe	—	—
Philip D. Gettig	—	—
John W. Somerhalder II	—	—
Directors and executive officers as a group (9 persons) (1)(2)(3)(4)(5)	49,561,278	29.3%

*	Indicates less than 1%

(1)	Includes, as to each of Messrs. G. Darden and T. Darden, 41,677,288 shares beneficially owned by Quicksilver Energy L.P., for which he has shared voting and investment power as a member of Pennsylvania Management, LLC, the sole general partner of Quicksilver Energy L.P. Each of Messrs. G. Darden and T. Darden disclaims beneficial ownership of all shares owned by Quicksilver Energy L.P., except to the extent of his pecuniary interest therein.

(2)	Includes with respect to each of the following individuals and the directors and executive officers as a group, the following approximate numbers of shares represented by units in a Unitized Stock Fund held through Quicksilver’s 401(k) Plan: Mr. G. Darden – 31,768; Mr. T. Darden – 100,253; Mr. Philip W. Cook – 8,419; and all directors and executive officers as a group – 140,440.

(3)	Includes with respect to each of the following individuals and the directors and executive officers as a group, the following numbers of shares subject to options that will vest on or before November 30, 2009: Mr. G. Darden – 148,240; Mr. T. Darden – 112,240; Mr. Jeff Cook –20,408; Mr. Philip W. Cook – 9,560; Mr. Cirone – 22,530; and all directors and executive officers as a group – 317,034.

(4)	Includes with respect to each of the following individuals and the directors and executive officers as a group, the following number of shares pledged as collateral security for loans or loan commitments or in accordance with customary terms and conditions of standard margin account arrangements: Mr. G. Darden – 14,855,095 (including 14,011,383 shares beneficially owned by Quicksilver Energy L.P.); Mr. T. Darden – 15,941,085 (including 14,011,383 shares beneficially owned by Quicksilver Energy L.P.); and all directors and executive officers as a group – 16,784,797 (including 14,011,383 shares beneficially owned by Quicksilver Energy L.P.).

(5)	Includes with respect to each of the following individuals and the directors and executive officers as a group, the following numbers of shares of unvested restricted stock for which the indicated beneficial owners have no investment power: Mr. G. Darden – 368,108; Mr. T. Darden – 368,108; Mr. Jeff Cook – 179,337; Mr. Philip W. Cook – 143,782; Mr. Cirone – 88,887; and all directors and officers as a group – 1,181,580.

(6)	Includes 2,101 shares held by Mr. Philip W. Cook jointly with his spouse.

NO DISSENTERS’ RIGHTS
     Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this information statement.
AMENDED 2007 EQUITY PLAN
Background
     Our 2007 Equity Plan was initially adopted in 2007 and, currently, approximately 214,502 units remain available for issuance under the 2007 Equity Plan. On August 17, 2009, the board of directors of our general partner adopted resolutions setting forth the Amended 2007 Equity Plan, declaring its advisability and calling on the unitholders to consider the approval of the Amended 2007 Equity Plan.
     On October 7, 2009, the holders of record of more than a majority of the outstanding units approved the Amended 2007 Equity Plan, increasing the number of common units representing limited partner interests that may be issued under the 2007 Equity Plan to an aggregate of 750,000 common units (excluding any common units issued on or prior to November 4, 2009).
Purpose of the Amended 2007 Equity Plan
     We adopted the plan to promote our interests by providing to directors, officers and selected employees and consultants of our general partner and its affiliates incentive compensation based on our common units.
Description of the Amended 2007 Equity Plan
     Units Subject to the Amended 2007 Equity Plan. Currently, subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the 2007 Equity Plan, a maximum of 750,000 common units are available for grants of all awards under the 2007 Equity Plan. Upon the effectiveness of the Amended 2007 Equity Plan, this maximum number will increase to an aggregate of 750,000 common units (excluding any common units issued on or prior to November 4, 2009). The total number of common units available under the Amended 2007 Equity Plan will be adjusted to include units that relate to awards granted under the Amended 2007 Equity Plan that (i) expire or are forfeited, (ii) are withheld or tendered in payment of the exercise price of an option or in satisfaction of the taxes required to be withheld in connection with any award granted under the Amended 2007 Equity Plan or (iii) are subject to an appreciation right that are not transferred to a participant upon exercise of the appreciation right. The common units to be issued under the Amended 2007 Equity Plan will consist, in whole or in part, of common units acquired in the open market or from any affiliate of ours or any other person, newly issued common units or any combination of the foregoing. There will not be any limit on the number of awards that may be granted and paid in cash, and any common units allocated to an award payable in cash or common units will, to the extent paid in cash, be available for awards under the Amended 2007 Equity Plan.
     Administration. The Amended 2007 Equity Plan will be administered by the board of directors of our general partner, unless the board appoints a committee to administer the plan. Any such committee will not administer phantom unit awards granted to non-employee directors of the board of directors of our general partner. The board has the full authority and discretion to administer the Amended 2007 Equity Plan and to take any action that is necessary or advisable in connection with its administration. Members of the board are elected to the board by Holdings and may be removed from the board by Holdings at any time.
     Eligibility. Individuals eligible to participate in the Amended 2007 Equity Plan are selected by the board of directors of our general partner to receive an award and are (i) officers or other employees of our general partner who perform services for us, our general partner or one of our or its affiliates, (ii) consultants who perform services for us, our general partner or one of our or its affiliates or (iii) members of the board of directors of our general partner who are not employees of our general partner or one of its affiliates.
     Options. The exercise price of each option may not be less than 100% of the market value per common unit on the date of grant. Generally, all options will terminate after ten years from the date of grant, unless a longer period is provided for in the event of death, disability or retirement. Options will generally become exercisable, or “vest,” following a period of the participant’s continuous service with our general partner or one of its affiliates, and may also be contingent upon the participant’s achievement of certain management objectives. An option award may provide for earlier exercise in the event of a change in control of us, our general partner or Quicksilver and may contain provisions relating to a participant’s termination of service upon death, disability, retirement or otherwise. The board of directors of our general partner may provide for the payment to the participant of distribution equivalents on an option award.
     Appreciation Rights. Appreciation rights may be granted in connection with an option grant or separate and apart from an option grant, and an appreciation right granted in tandem with an option may be exercised only by surrender of the related option. An appreciation right is a right to receive an amount equal to a percentage (not exceeding 100%) of the spread between (i) the grant price, or option exercise price in the case of an appreciation right granted in tandem with an option, (which, in either case, may not be less than 100% of the market value per common unit on the date of grant) and (ii) the market value per common unit on the date of exercise. All appreciation rights will terminate after ten years from the date of grant. Appreciation rights generally will become exercisable, or “vest,” following a period of the participant’s continuous service with our general partner or one of its affiliates, and may also be contingent upon the participant’s achievement of certain management objectives. Each appreciation right is only exercisable (i) when the spread is positive and (ii) with respect to any grant made in connection with options, when the related option is also exercisable. An appreciation right award may provide for earlier exercise in the event of a change in control of us, our general partner or Quicksilver and may contain provisions relating to a participant’s termination of service upon death, disability, retirement or otherwise. The board of directors of our general partner may provide for the payment to the participant of distribution equivalents on an appreciation right award.
     Restricted Units. A participant who receives an award of restricted units becomes the owner of those units and is entitled to certain ownership rights. However, the participant will not be able to transfer or sell those units for a period of time, and the units will be subject to a “substantial risk of forfeiture” (such as continued service) for a period of time. Generally, the restricted period will not terminate faster than 1/3rd of the units on each anniversary of the date of grant, and may also be contingent upon the participant’s achievement of certain management objectives. A grant or sale of restricted units may provide for early termination of the restricted period in the event of (i) a change in control of us, our general partner or Quicksilver or (ii) termination of service upon death, disability, retirement or otherwise. Each grant or sale of restricted units may limit the participant’s right to distributions paid on those units during the period in which they are subject to any restrictions.
     Phantom Units. An award of phantom units is an agreement by us to issue or transfer common units (or an amount in cash equal to the market value of the units) in the future. Phantom units are subject to forfeiture and may not be transferred during the period that the forfeiture provisions are in effect. An award of phantom units to a participant does not grant the participant ownership of any common units underlying the phantom units during the deferral period; thus, the participant will not be entitled to any voting rights until the common units have been issued. Generally, the deferral period will not terminate faster than 1/3rd of the units on each anniversary of the date of grant, and may also be contingent upon the participant’s achievement of certain management objectives. A grant or sale of phantom units may provide for early termination of the deferral period in the event of (i) a change in control of us, our general partner or Quicksilver or (ii) termination of service upon death, disability, retirement or otherwise. In addition, certain grants of phantom units in lieu of cash to a non-employee director may also have a shorter deferral period. The board of directors of our general partner may authorize the payment of distribution equivalents on phantom units.
     Performance Units and Performance Bonuses. Performance units and performance bonuses are awards that become payable upon achievement of certain management objectives, and such other terms and conditions as the board may determine in accordance with the terms of the Amended 2007 Equity Plan. The board of directors of our general partner may authorize the payment of distribution equivalents on performance units. A performance unit or performance bonus award may contain provisions relating to a change in control of us, our general partner or Quicksilver or a participant’s termination of service.

     Transferability. Generally, no award may be sold, pledged, assigned or transferred in any manner.
     Amendment and Termination. The Amended 2007 Equity Plan may be amended from time to time by the board of directors of our general partner, but may not be amended without further approval of our unitholders if such amendment would result in the plan no longer satisfying any applicable requirements of the principal national securities exchange on which the common units are traded or Rule 16b-3 of the Exchange Act. No amendment of any outstanding option to reduce the exercise price will be authorized without the further approval of our unitholders. Furthermore, no option will be cancelled and replaced with options having a lower option price without further approval of our unitholders.
     Unless terminated earlier, the Amended 2007 Equity Plan will terminate on July 24, 2017, after which no further awards may be made. The Amended 2007 Equity Plan will continue to govern outstanding awards, and its termination will not adversely affect the terms of any outstanding award.
Federal Income Tax Consequences
     The current federal income tax treatment of the incentive compensation under the Amended 2007 Equity Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the Amended 2007 Equity Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the applications of the general principles discussed below to their own situations and the application of state and local tax laws.
     We are taxed as a partnership, not as a corporation. Generally, this means that our income and losses are allocated and passed through to holders of our common and subordinated units, while distributions with respect to the common and subordinated units are generally not taxable. Unitholders will be required to include in income their allocated share of our income and losses, even if they have not received a cash distribution.
     Options. An optionee will not recognize income upon the grant of an option. In general, the optionee will recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the common units received upon exercise, over the exercise price of the option. Upon a subsequent sale of the units received upon exercise, any difference between the amount realized on the sale and the basis of such units (i.e., generally the fair market value of the units on the date of exercise) will be taxed as capital gain or loss (long- or short-term, depending on the holding period), except as may be recharacterized as ordinary income by rules of partnership tax law that would apply to all holders of units. The deductibility of capital losses is subject to certain limitations which are not addressed in this summary.
     Appreciation Rights. A participant generally will not recognize income upon the grant of an appreciation right. When the appreciation right is exercised, the participant will normally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common units received upon exercise.
     Restricted Units. A participant generally will not recognize income upon the receipt of a grant of restricted units if such units are subject to a substantial risk of forfeiture (i.e., the units are “unvested”). If the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the transfer of the units to him or her, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the units (determined without regard to any restrictions imposed) at the time of transfer over the amount paid, if any, by the participant for the units. In addition, after the Section 83(b) election, the participant should be treated as a unitholder for tax purposes, and thus have income or loss allocated to him or her like other unitholders. If a participant makes a Section 83(b) election with respect to units that are subsequently forfeited, he or she will not be entitled to deduct any amount previously included as ordinary income by reason of making such election. Under proposed Treasury regulations, special allocations to the participant may be required to offset any prior income or loss allocated and distributions made by us with respect to the forfeited units in prior taxable years.
     If a participant does not make a Section 83(b) election, he or she will recognize ordinary income when the restrictions on the units terminate, in an amount equal to the excess, if any, of the fair market value of such units on the date the restrictions expire or are removed over the amount paid, if any, by the participant for the units, and any distributions made with respect to units that are subject to restrictions will be taxable as ordinary compensation income. A participant that does not make a Section 83(b) election will not be treated as a unitholder for tax purposes until such restrictions expire or are removed, and thus will not receive allocations of income or loss prior to such expiration or removal.
     Upon a subsequent sale of unrestricted common units, any difference between the amount realized on the sale and the basis of such units will be taxed as capital gain or loss (long- or short-term, depending on the length of time the participant has been treated as a unitholder for tax purposes), except as may be recharacterized as ordinary income by rules of partnership tax law that would apply to all holders of units. The deductibility of capital losses is subject to certain limitations which are not addressed in this summary.
     Phantom Units. A participant generally will not recognize income upon the grant of phantom units. Any subsequent transfer of common units or payment of cash in satisfaction of such grant will generally result in the participant recognizing ordinary income at the time of transfer or payment, in an amount equal to the fair market value of the nonforfeitable unrestricted common units or cash received.
     Performance Units. No income generally will be recognized upon the grant of performance units. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common units received in satisfaction of a grant of performance units.
     Performance Bonus. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common units received as payment of a bonus.
     Other Matters. To the extent that a participant recognizes ordinary income in the circumstances described above, we or our general partner, as applicable, will be entitled to a corresponding deduction, provided, among other things, that the amount of income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and the deduction is not disallowed by the $1 million limitation on certain executive compensation. Awards granted under the Amended 2007 Equity Plan may be subject to acceleration in the event of a change in control of us, our general partner or Quicksilver. Therefore, it is possible that these change-in-control provisions may affect whether amounts will be deductible under the “excess parachute payment” provisions of the Internal Revenue Code.
     Section 409A of the Internal Revenue Code generally became effective January 1, 2005, and primarily covers most programs that defer the receipt of compensation to a succeeding year. If applicable, Section 409A imposes requirements on the provisions and administration of plan awards. These requirements relate to the time, manner and form of elections to defer the income attributable to an award, and to the conditions that must be satisfied to distribute award benefits to participants. Failure to satisfy the requirements may result in the imposition of potentially significant penalties: (a) current taxation of income deferrals without regard to whether the income has been paid; (b) an increase in tax equal to 20% of the deferrals included in income; and (c) an interest charge on the deferrals. Section 409A does not, however, affect the deduction of compensation. Section 409A generally does not apply to grants of restricted units and certain options and appreciation rights, but may apply to other types of plan awards. It is our intention to structure such awards in a manner that would avoid any of the tax penalties under Section 409A.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information as of December 31, 2008, with respect to the units that may be issued under our existing equity compensation plan.

Number of securities
	Number of securities			remaining available for
	to be issued upon	Weighted-average		future issuance under
	exercise of	exercise price of		equity compensation
	outstanding options,	outstanding options,		plans (excluding securities
Plan Category	warrants and rights	warrants and rights		reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	N/A	N/A		N/A
Equity compensation plans not approved by security holders (1)	139,918	N/A	(2)	743,911	(3)

Total	139,918	N/A	(2)	743,911	(3)

(1)	The board of directors of our general partner adopted the 2007 Equity Plan prior to our initial public offering.

(2)	Only phantom units have been issued under the 2007 Equity Plan. Each phantom unit entitles the holder to receive one common unit (or an amount in cash equal to the fair market value thereof) with respect to each phantom unit at vesting. Accordingly, without payment of cash, there is no reportable weighted-average exercise price.

(3)	Does not include the additional units that will be authorized for issuance under the Amended 2007 Equity Plan upon its effectiveness.
NEW PLAN BENEFITS UNDER AMENDED 2007 EQUITY PLAN
     Awards under the Amended 2007 Equity Plan, other than awards to the non-employee directors of the board of directors of our general partner, are granted at the discretion of the board of directors of our general partner. Although the dollar value of total compensation to non-employee directors is not discretionary, the non-employee directors may elect to receive a certain portion of their compensation in awards under the Amended 2007 Equity Plan. Accordingly, future awards under the Amended 2007 Equity Plan are not determinable at this time. Grants of phantom units under the 2007 Equity Plan to our named executive officers during the last fiscal year are summarized in the Summary Compensation Table and the “Grants of Plan-Based Awards in 2008” table in the “Executive Compensation” section of this information statement, and grants of phantom units under the 2007 Equity Plan to the non-employee directors of the board of directors of our general partner during the last fiscal year are summarized in the “Director Compensation” section of this information statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
     We do not directly employ any of the persons responsible for managing or operating our business. Instead, we are managed by our general partner, the executive officers of which are also executive officers of Quicksilver and are compensated by Quicksilver in their capacities as such. The following table sets forth the name and title of the principal executive officer and principal financial officer of our general partner and the three persons other than the principal executive officer and principal financial officer that constitute the most highly compensated executive officers of our general partner (collectively, the “named executive officers”):

Name	Title
Glenn Darden	Chairman of the Board
Thomas F. Darden	President and Chief Executive Officer
Jeff Cook	Executive Vice President – Chief Operating Officer
Philip W. Cook	Senior Vice President – Chief Financial Officer
John C. Cirone	Senior Vice President – General Counsel and Secretary
     On August 10, 2007, we entered into an Omnibus Agreement with Quicksilver and Quicksilver Gas Services GP LLC. Pursuant to the Omnibus Agreement, Quicksilver provides certain general and administrative services to us and we are obligated to reimburse Quicksilver for any expenses it incurs in conjunction with the performance of those services, including compensation and benefits provided by Quicksilver to the named executive officers.
     Although we pay an allocated portion of Quicksilver’s direct costs of providing compensation and benefits to the named executive officers, we have no direct control over such costs. Quicksilver’s board of directors and compensation committee establish the base salary, bonus and other elements of compensation for its executive officers, and such determinations are not subject to approvals by our general partner’s board of directors or any of its committees.
     In addition to compensation paid to the named executive officers by Quicksilver, the named executive officers are eligible to participate in our 2007 Equity Plan, which is administered by our general partner’s board of directors. Anne Darden Self, the sister of Glenn Darden and Thomas Darden and the Vice President – Human Resources of Quicksilver is also eligible to participate in our 2007 Equity Plan.
Compensation Objectives, Strategies and Elements for 2008
     Pursuant to the Omnibus Agreement, we are allocated a portion of the direct costs associated with the compensation and benefits provided by Quicksilver to the named executive officers. Generally, this allocation is based on the amount of time that the named executive officers devote to our business and affairs relative to the amount of time they devote to those of Quicksilver. For 2008, Quicksilver allocated $0.3 million of these costs to us. In determining this amount, Quicksilver estimated the amount of time that the named executive officers devoted to our business and affairs, the amounts of their compensation and benefits provided by Quicksilver and the equity awards our general partner’s board of directors made to them.
     In 2008, our general partner’s board of directors determined that it would be desirable to grant equity-based awards to the named executive officers in order to encourage them to think and act like owners of the partnership, to provide them additional incentives to advance our interests and the interests of holders of our units, and to enhance their commitment to our success. Accordingly, in January 2008 our general partner’s board of directors awarded phantom units to the named executive officers under our 2007 Equity Plan. The phantom unit awards vest one-third on the first business day occurring on or after each of the first three anniversaries of the date of grant (or the named executive officer’s death or disability or a change-in-control) and are to be settled in units upon vesting. For the named executive officers other than the Chief Executive Officer, the amounts of awards were determined by our general partner’s board of directors based on recommendations of the Chief Executive Officer and his evaluation of the performance of each such executive. In addition, our general partner’s board of directors considered the appropriateness of the amounts awarded relative to the desired effect of the awards in motivating the named executive officers to achieve the goals of the partnership.
Compensation Objectives, Strategies and Elements for 2009
     Our general partner’s board of directors has reviewed and concurs with Quicksilver’s compensation philosophy and strategies with respect to Quicksilver’s executive officers. These strategies for 2009 include a long-term equity component. Generally, Quicksilver targets long-term incentive compensation, in the form of equity-based awards, at the 50th to 75th percentile for Quicksilver’s peer group.
     In discussing the allocated portion of the costs for compensation and benefits to the named executive officers, the Chief Executive Officer and Chief Financial Officer of Quicksilver (who serve as the Chairman of the Board and the Chief Financial Officer, respectively, of our general partner) determined that, for 2009, it is appropriate for us to bear a portion of these costs in two forms. First, we will be allocated a percentage of costs for base salary and benefits provided by Quicksilver, generally based on the estimated percentage of time the named executive officers will devote to our interests. The second component will be in the form of equity, as to which we have provided 25% of the total long-term incentive equity awards payable to each individual. We agreed to award the long-term incentive equity awards because, among other things, we do not bear any portion of the annual bonus paid to the named executive officers which is borne entirely by Quicksilver, and we believe these grants align the named executive officers directly with our unitholders.
     In consultation with Hewitt Associates LLC, the compensation consultants employed by Quicksilver, Quicksilver’s management proposed to Quicksilver’s compensation committee, and Quicksilver’s compensation committee concurred, that the long-term incentive compensation provided to Quicksilver’s executive officers in the form of equity-based awards consist of three components in the following percentages (based on grant date values) for 2009: options to purchase Quicksilver common stock (37.5%); restricted shares of Quicksilver common stock (37.5%); and awards in the form of partnership equity (25%).
     Our general partner’s board of directors agreed that 25% of the grant date value of the total long-term incentive equity awards provided to the named executive officers should consist of partnership equity. Our general partner’s board of directors also considered and was satisfied with the appropriateness of the dollar values proposed by Quicksilver’s management, which were later established by Quicksilver’s compensation committee for this purpose. In addition, our general partner’s board of directors believes it is appropriate to grant equity awards to encourage our named executive officers to think and act like owners of the partnership and to reduce the amount of cash we pay to Quicksilver for the services of the named executive officers. Accordingly, our general partner’s board of directors approved, effective January 2, 2009, the following grants of phantom units to the named executive officers under the 2007 Equity Plan:

Executive	Number of Phantom Units
Glenn Darden	82,721
Thomas F. Darden	82,721
Jeff Cook	38,692
Philip W. Cook	32,021
John C. Cirone	21,347
     The phantom units vest one-third on the first business day occurring on or after each of the first three anniversaries of the date of grant (or the named executive officer’s death or disability or a change in control) and are to be settled in common units immediately upon vesting. Our general partner’s board of directors determined that phantom units settled in common units near the end of the year were the appropriate form of equity to grant to the executives to simplify administration of partner capital accounts.
Change-in-Control Arrangements
     In the event of a change in control as described in the 2007 Equity Plan, all of a named executive officer’s equity awards that have been granted under the 2007 Equity Plan would immediately vest. The board of directors of our general partner believes that this change-in-control arrangement aligns the interests of the named executive officers with those of the holders of our units.

Summary Compensation Table
     The following table sets forth certain information regarding the compensation provided by us to the Chief Executive Officer, the Chief Financial Officer and the three most highly-compensated executive officers of our general partner, other than the Chief Executive Officer and the Chief Financial Officer. These five individuals are also referred to as named executive officers.

		Equity
		Awards
Name and Principal Position	Year	($)(1)	Total ($)
Glenn Darden	2007	32,318	32,318
Chairman of the Board	2008	259,101	259,101

Thomas F. Darden	2007	32,318	32,318
President and Chief Executive Officer	2008	259,101	259,101

Jeff Cook	2007	16,159	16,159
Executive Vice President - Chief Operating Officer	2008	130,472	130,472

Philip W. Cook	2007	16,159	16,159
Senior Vice President - Chief Financial Officer	2008	108,383	108,383

John C. Cirone	2007	12,927	12,927
Senior Vice President - General Counsel and Secretary	2008	69,768	69,768

(1)	This column reports the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) for the fair value of phantom units. The amounts recognized for 2008 reflect phantom units granted in 2008 and 2007 whose expense will be recognized over the entire vesting period. The amounts recognized for 2007 reflect the phantom units granted in 2007 whose expense will also be recognized over the entire vesting period. Additional information regarding the calculation of these amounts is included in Notes 2 and 10 to the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of our annual report on Form 10-K for the year ended December 31, 2008.
Grants of Plan-Based Awards in 2008
     The following table sets forth certain information regarding grants of awards under our 2007 Equity Plan made to the named executive officers in 2008. Each of these grants consists of phantom units that vest one-third on the first business day occurring on or after each of the first three anniversaries of the date of grant (or the named executive officer’s death or disability or a change-in-control) and are to be settled in common units immediately upon vesting.

		Equity	Grant Date
		Awards	Fair Value
	Grant Date	Number of	of Awards
Name	(1)	Units (#)	($)(2)
Glenn Darden	1/2/2008	29,813	612,983
Thomas F. Darden	1/2/2008	29,813	612,983
Jeff Cook	1/2/2008	15,041	309,257
Philip W. Cook	1/2/2008	11,818	242,989
John C. Cirone	1/2/2008	6,983	143,577

(1)	On December 17, 2007, the board of directors of our general partner approved grants of phantom units to the named executive officers with each grant being effective January 2, 2008, the first business day in 2008.

(2)	This column reports the dollar amounts that have or will ultimately be recognized for financial statement reporting purposes in accordance with SFAS 123(R) for the phantom units granted in 2008. Additional information regarding the calculation of these amounts is included in Notes 2 and 10 to the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of our annual report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Year-End 2008
     The following table sets forth information regarding the holdings of phantom unit awards by the named executive officers at December 31, 2008.

	Equity Awards in Cash		Equity Awards in Units
		Market Value of		Market Value of
	Number of Shares or	Shares or Units of	Number of Shares or	Shares or Units of
	Units of Stock That	Stock That Have Not	Units of Stock That	Stock That Have Not
Name	Have Not Vested (#)(2)	Vested ($)(1)	Have Not Vested (#)(3)	Vested ($)(1)
Glenn Darden	6,666	63,194	29,813	282,627
Thomas F. Darden	6,666	63,194	29,813	282,627
Jeff Cook	3,333	31,597	15,041	142,589
Philip W. Cook	3,333	31,597	11,818	112,035
John C. Cirone	2,666	25,274	6,983	66,199

(1)	The market value of unit awards is based on $9.48, the closing market price of KGS common units on December 31, 2008.

(2)	One-half of these units vested on August 10, 2009; the remaining one-half of these units will vest on August 10, 2010.

(3)	One-third of these units vested on January 2, 2009, and one-third of these units will vest on each of January 4, 2010 and January 3, 2011.
Potential Payments upon Termination or in Connection with a Change in Control
     In addition to amounts payable upon a change of control, an executive officer’s termination by reason of death or disability would trigger immediate vesting of all the nonvested equity awards granted under the 2007 Equity Plan. The payments set forth in the table are based on the assumption that the event occurred on December 31, 2008, the last business day of 2008. The amounts shown in the table do not include payments and benefits that could be received by such individual from Quicksilver.

	Equity Awards (1)
	Number of Shares or	Market Value of Shares or Units of
	Units of Stock That	Stock That Have Not
Name	Have Not Vested (#)	Vested ($)(2)
Glenn Darden	36,479	345,821
Thomas F. Darden	36,479	345,821
Jeff Cook	18,374	174,186
Philip W. Cook	15,151	143,631
John C. Cirone	9,649	91,473

(1)	Includes phantom units that will be settled in cash and phantom units that will be settled in units upon vesting.

(2)	The market value of unit awards is based on $9.48, the closing market price of KGS common units on December 31, 2008.
Compensation Committee Interlocks and Insider Participations
     Our general partner does not have a compensation committee. Messrs. Glenn Darden, Thomas Darden, Jeff Cook and Philip W. Cook, each of whom is an executive officer of our general partner, participated in his capacity as a director, in the deliberations of the board of directors of our general partner concerning executive officer compensation. In addition, each of Messrs. Glenn Darden and Thomas Darden made recommendations on behalf of the management of our general partner to the board of directors of our general partner regarding executive officer compensation.

     Messrs. Glenn Darden and Thomas Darden also serve as directors of Quicksilver, and Messrs. Glenn Darden, Thomas Darden, Jeff Cook and Philip W. Cook serve as executive officers of Quicksilver.
Compensation Committee Report
     As our general partner does not have a compensation committee, the board of directors makes compensation decisions. Our general partner’s board of directors reviewed and discussed the Compensation Discussion and Analysis with the management of our general partner. Based on this review and discussion, our general partner’s board of directors has directed that the Compensation Discussion and Analysis be included in the annual report for filing with the SEC.

Members of the Board of Directors of Quicksilver Gas Services GP LLC

Alvin Bledsoe	Thomas F. Darden
Jeff Cook	Philip D. Gettig
Philip W. Cook	John W. Somerhalder II
Glenn Darden
DIRECTOR COMPENSATION
     Directors of our general partner who are also employees of Quicksilver are not separately compensated for their services as directors. For 2008, each of our non-employee directors received a fee of $80,000, payable 50% in phantom units and 50% in cash (subject to their elections to receive phantom units in lieu of some or all of the cash portion). Each of these phantom unit awards was granted under our 2007 Equity Plan on January 2, 2008, and settles in units upon vesting.
     The following table sets forth certain information regarding the compensation of the non-employee directors of Quicksilver Gas Services GP LLC.

	Fees Earned or	Equity
	Paid in Cash	Awards		Total
Name	($)(1)	($)(2)		($)
Alvin Bledsoe	—	60,423	(3)	60,423
Philip D. Gettig	25,000	36,701	(4)	61,701
John W. Somerhalder II	—	60,423	(5)	60,423

(1)	This column reports the aggregate compensation earned in 2008 and paid in cash and excludes $40,000 that Mr. Bledsoe, $15,000 that Mr. Gettig, and $40,000 that Mr. Somerhalder elected to receive in the form of phantom units.

(2)	This column reports the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2008, as well as in accordance with SFAS No. 123(R). This amount represents the phantom units granted in 2008 and 2007 whose expense will be recognized over the entire vesting period. Additional information regarding the calculation of these amounts is included in Notes 2 and 10 to the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of our annual report on Form 10-K for the year ended December 31, 2008.

(3)	The grant date fair value calculated in accordance with SFAS 123(R) of the 3,168 phantom units granted to Mr. Bledsoe in 2008, including those phantom units he acquired in lieu of $40,000 of his cash fees, was $70,524. As of December 31, 2008, Mr. Bledsoe held 4,416 phantom units.

(4)	The grant date fair value calculated in accordance with SFAS 123(R) of the 2,178 phantom units granted to Mr. Gettig in 2008, including those phantom units he acquired in lieu of $15,000 of his cash fees, was $46,802. As of December 31, 2008, Mr. Gettig held 3,426 phantom units.

(5)	The grant date fair value calculated in accordance with SFAS 123(R) of the 3,168 phantom units granted to Mr. Somerhalder in 2008, including those phantom units he acquired in lieu of $40,000 of his cash fees, was $70,524. As of December 31, 2008, Mr. Somerhalder held 4,416 phantom units.

COPIES OF INFORMATION STATEMENT
     In order to request additional copies of this information statement, please contact us by mail at Investor Relations Department at 777 West Rosedale Street, Fort Worth, Texas 76104, or by phone at (817) 665-8620. This information statement is also available at https://materials.proxyvote.com/74839G.

Appendix A
QUICKSILVER GAS SERVICES LP
FIRST AMENDED AND RESTATED 2007 EQUITY PLAN

QUICKSILVER GAS SERVICES LP
FIRST AMENDED AND RESTATED 2007 EQUITY PLAN

QUICKSILVER GAS SERVICES LP
FIRST AMENDED AND RESTATED 2007 EQUITY PLAN
     The Quicksilver Gas Services LP 2007 Equity Plan (the “Plan”) was adopted by Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”), effective as of July 24, 2007. The Partnership amends and restates the Plan effective as of ___, 2009, subject to unitholder approval (the “Effective Date”).
     1. Purpose. The Plan is intended to promote the interests of the Partnership by providing to employees, consultants, officers and directors of Quicksilver Gas Services GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and its Affiliates incentive compensation awards based on Units. The Plan is also intended to supplement the compensation that these individuals receive from the General Partner and its Affiliates and to provide them incentives to promote the interests of the Partnership and its Affiliates.
     2. Term. The Plan will terminate on the earliest of (a) the date that the Plan is terminated in accordance with Section 16, (b) the date that Units are no longer available for Awards under the Plan, or (c) July 24, 2017. No further Awards will be made under the Plan on or after such date. Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.
     3. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:
     (a) Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     (b) Appreciation Right means a right granted pursuant to Section 6.
     (c) Award means a grant of Appreciation Rights, Options, Phantom Units, Performance Units or a Performance Bonus, or the grant or sale of Restricted Units, and includes any tandem DERs granted with respect to a Phantom Unit or Performance Unit.
     (d) Board means the Board of Directors of the General Partner.
     (e) Change in Control means the occurrence of an event described in (i), (ii) or (iii) below:
     (i) The General Partner ceases to be controlled by the Company or one or more Affiliates of the Company and a majority of the Board of Directors of the General Partner thereafter ceases to be comprised of Incumbent Directors;
     (ii) The consummation of a reorganization, merger or consolidation of the Partnership or sale or other disposition of all or substantially all of the consolidated assets of the Partnership (a “Partnership Transaction”) immediately after which the voting power of the equity securities of the Partnership outstanding immediately prior to such Partnership Transaction do not continue to represent (either by remaining outstanding or by being converted into equity securities having voting power in the entity surviving, resulting from, or succeeding to all or substantially all of the Partnership’s consolidated assets as a result of such Partnership Transaction or any parent of such entity) at least 50% of the combined voting power of the then outstanding equity securities of (A) the entity surviving, resulting from, or succeeding to all or substantially all of the Partnership’s consolidated assets as a result of such Partnership Transaction or (B) any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Partnership or all or substantially all of the Partnership’s assets either directly or through one or more subsidiaries); or

     (iii) The occurrence of any of the following events while the General Partner is controlled by the Company or one or more Affiliates of the Company:
          (A) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Securities of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (1) any acquisition of Voting Securities of the Company directly from the Company that is approved by a majority of the Incumbent Quicksilver Directors; (2) any acquisition of the Voting Securities of the Company by the Company or an Affiliate of the Company; (3) any acquisition of Voting Securities of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company; or (4) any acquisition of Voting Securities of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;
          (B) A majority of the Board of Directors of the Company ceases to be comprised of Incumbent Quicksilver Directors;
          (C) The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which the Voting Securities of the Company outstanding immediately prior to such Business Combination Transaction do not continue to represent (either by remaining outstanding or by being converted into equity securities having voting power in the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of such Business Combination Transaction or any parent of such entity) at least 50% of the combined voting power of the then outstanding equity securities having voting power in (1) the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of such Business Combination Transaction or (2) any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries; or
          (D) The General Partner, or one or more Affiliates of the Company, ceases to be the general partner of the Partnership.
     (f) Code means the Internal Revenue Code of 1986, as in effect from time to time.
     (g) Committee means the committee established by the Board pursuant to Section 15 to administer the Plan or, with respect to the administration of Section 10, the Board. If no committee has been established by the Board to administer the Plan pursuant to Section 15, “Committee” means the Board.
     (h) Company means Quicksilver Resources Inc., a Delaware corporation.
     (i) Consultant means an individual, other than an Employee or Eligible Director, who performs services for the Partnership, the General Partner or an Affiliate of either of them.
     (j) Date of Grant means the date specified by the Committee on which an Award will become effective.
     (k) Deferral Period means the period of time during which Phantom Units are subject to deferral limitations.

     (l) DER means a contingent right, granted in tandem with a specific Phantom Unit or Performance Unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit or Performance Unit is outstanding.
     (m) Eligible Director means a member of the Board who is not an Employee.
     (n) Employee means an employee or officer of the General Partner or its Affiliates who performs services for the Partnership, the General Partner or an Affiliate of either of them.
     (o) Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Partnership and need not be signed by a representative of the Partnership or a Participant.
     (p) Exchange Act means the Securities Exchange Act of 1934, as amended.
     (q) Grant Price means the price per Unit at which an Appreciation Right is granted.
     (r) Incumbent Directors means the individuals who, as of the IPO Date, are directors of the General Partner, and any individual becoming a director of the General Partner subsequent to such date whose election, nomination for election by the General Partner’s members, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the General Partner in which such person is named as a nominee for director, without objection to such nomination).
     (s) Incumbent Quicksilver Directors means the individuals who, as of the IPO Date, are directors of the Company, and any individual becoming a director of the Company subsequent to such date whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then Incumbent Quicksilver Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).
     (t) IPO Date means the date that the initial public offering of the Units is consummated.
     (u) Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Partnership and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, subsidiary, department, region or function within the Partnership or an Affiliate of the Partnership in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by the Partnership of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.
     If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Partnership (other than an acquisition or disposition described in the first paragraph of this Section 3(v)), or the manner in which the Partnership conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.

     (v) Market Value per Unit means, at any date, the closing sales price of a Unit on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Units are traded. In the event that the Units are not traded on such an exchange or market at the time a determination is to be made hereunder, the determination will be made in good faith by the Committee.
     (w) Option means the right to purchase Units upon exercise of an option granted pursuant to Section 5.
     (x) Option Price means the purchase price per Unit payable on exercise of an Option.
     (y) Participant means a person who is selected by the Committee to receive an Award under the Plan and who at that time is an Employee, Consultant or Eligible Director.
     (z) Performance Bonus means an Award expressed in units, where a unit is equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 9.
     (aa) Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period will be established by the Committee at the time of the Award.
     (bb) Performance Unit means a bookkeeping entry that records the equivalent of one Unit awarded pursuant to Section 9.
     (cc) Person means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     (dd) Phantom Units means an Award granted pursuant to Section 8 or Section 10.
     (ee) Restricted Units means Units granted or sold pursuant to Section 7 as to which neither the ownership restrictions nor the restrictions on transfer have expired.
     (ff) Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act as amended (or any successor rule to the same effect), as in effect from time to time.
     (gg) Spread means the excess of the Market Value per Unit on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of Units in respect of which the Appreciation Right is exercised.
     (hh) UDR means a distribution made by the Partnership with respect to a Restricted Unit.
     (ii) Unit means a common unit of the Partnership.
     (jj) Voting Securities of the Company means the securities entitled to vote generally in the election of directors of the Company or persons who serve similar functions.
     4. Units Available Under Plan. As of the close of business on the Effective Date, the aggregate number of Units that may be (i) subject to an Award of Appreciation Rights or Options, and (ii) issued or transferred as Restricted Units and released from all restrictions or in payment of Performance Units, Performance Shares or Phantom Units will not exceed in the aggregate 750,000. Any Units delivered pursuant to an Award will consist, in whole or in part, of Units acquired in the open market or from any Affiliate of the Partnership or any other Person, newly issued Units or any combination of the foregoing, as determined by the Committee in its discretion. The number of Units available under this Section 4 will be subject to adjustment as provided in Section 12 and will be further adjusted to include Units that relate to Awards that (i) expire or are forfeited, (ii) are withheld or tendered in payment of the Option Price with respect to an Option or in satisfaction of the taxes required to be withheld in connection with any Award granted under the Plan or (iii) are subject to an Appreciation Right that are not transferred to a Participant upon exercise of the Appreciation Right. There will not be any limitation on the number of Awards that may be granted and paid in cash, and any Units allocated to an Award payable in cash or Units will, to the extent paid in cash, be again available for delivery under the Plan with respect to other Awards.
     5. Options. The Committee may from time to time authorize grants of options to any Participant to purchase Units upon such terms and conditions as it may determine in accordance with this Section 5. Each grant of Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will specify the number of Units to which it relates.
     (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Unit on the Date of Grant.
     (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the General Partner, (ii) with the consent of the Committee, by the actual or constructive transfer of Units owned by the Participant and having an aggregate Market Value per Unit at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the withholding of a number of Units otherwise issuable to the Participant having an aggregate Market Value per Unit on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Partnership is prohibited from purchasing or acquiring such Units.
     (d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the Units to which such exercise relates.
     (e) Successive grants may be made to the same Participant whether or not any Options or other Awards previously granted to such Participant remain unexercised or outstanding.
     (f) Each grant will specify the required period or periods of continuous service by the Participant with the General Partner or its Affiliates that are necessary before the Options or installments thereof will become exercisable.
     (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Options.
     (h) Any grant may provide for the earlier exercise of the Options in the event of a Change in Control or other similar transaction or event.
     (i) On or after the Date of Grant, the Committee may provide for the payment to the Participant of distribution equivalents thereon in cash or Units on a current, deferred or contingent basis.
     (j) No Options will be exercisable more than ten years from the Date of Grant, unless the Evidence of Award provides for an extended exercise period in the event of death, disability or retirement.
     (k) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

     (l) Any grant may provide for the effect on the Options or any Units issued, or other payment made, with respect to the Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Partnership or any of its Affiliates.
     (m) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     6. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 6. Appreciation Rights may be granted in tandem with Options or separate and apart from a grant of Options. An Appreciation Right will be a right of the Participant to receive from the Partnership upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option may be exercised only by surrender of the related Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will state whether it is made in tandem with Options and, if not made in tandem with any Options, will specify the number of Units in respect of which it is made.
     (b) Each grant made in tandem with Options will specify the Option Price and each grant not made in tandem with Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Unit on the Date of Grant.
     (c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in Units having an aggregate Market Value per Unit equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.
     (d) Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.
     (e) Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.
     (f) Each grant will specify the required period or periods of continuous service by the Participant with the General Partner or its Affiliates that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Options, when the related Options are also exercisable.
     (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.
     (h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.
     (i) On or after the Date of Grant, the Committee may provide for the payment to the Participant of distribution equivalents thereon in cash or Units on a current, deferred or contingent basis.
     (j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.
     (k) Any grant may provide for the effect on the Appreciation Rights or any Units issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Partnership or any of its Affiliates.
     (l) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     7. Restricted Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Units upon such terms and conditions as it may determine in accordance with this Section 7. Each grant or sale will constitute an immediate transfer of the ownership of Units to the Participant in consideration of the performance of services, entitling such Participant to ownership rights, but subject to the restrictions set forth in this Section 7. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Unit at the Date of Grant, except as may otherwise be required by law.
     (b) Each grant or sale may limit the Participant’s right to UDRs with respect to the Restricted Units during the period in which the Restricted Units are subject to any such restrictions.
     (c) Each grant or sale will provide that the Restricted Units will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section. Except as provided in Section 7(d) or 7(e), or otherwise provided by the Committee from time to time, the restrictions imposed on Restricted Units will not terminate at a rate that is faster than 1/3rd of the Restricted Units on each anniversary of the Date of Grant.
     (d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the Restricted Units, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.
     (e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.
     (f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Units will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Partnership or provisions subjecting the Restricted Units to continuing restrictions in the hands of any transferee).
     (g) Any grant or sale may provide for the effect on the Restricted Units or any Units issued free of restrictions, or other payment made, with respect to the Restricted Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Partnership or any of its Affiliates.
     (h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

     8. Phantom Units. The Committee may also from time to time authorize grants or sales to any Participant of Phantom Units upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale of a Phantom Unit will constitute the agreement by the Partnership to issue or transfer a Unit (or an amount in cash equal to the Market Value per Unit) to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Unit on the Date of Grant, except as may otherwise be required by law.
     (b) Each grant or sale will provide that the Phantom Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant. Except as provided in Section 8(c), 8(d) or 10(e), or otherwise provided by the Committee from time to time, the Deferral Period will not terminate at a rate that is faster than 1/3rd of the Phantom Units on each anniversary of the Date of Grant.
     (c) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the Deferral Period, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.
     (d) Any grant or sale may provide for the earlier termination of the Deferral Period in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.
     (e) During the Deferral Period, the Participant will not have any right to transfer any rights under the Phantom Units, will not have any rights of ownership in the Phantom Units and will not have any right to vote the Phantom Units, but the Committee may on or after the Date of Grant authorize the payment of DERs on such Units in cash or Units on a current, deferred or contingent basis.
     (f) Any grant or sale may provide for the effect on the Phantom Units or any Units issued free of restrictions, or other payment made, with respect to the Phantom Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Partnership or any of its Affiliates.
     (g) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     9. Performance Units and Performance Bonuses. The Committee may also from time to time authorize grants to Participants of Performance Units and Performance Bonuses, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 9. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will specify the number of Performance Units or the value of the Performance Bonus to which it relates.
     (b) The Performance Period with respect to each Performance Unit and Performance Bonus will be determined by the Committee at the time of grant.
     (c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Units or Performance Bonus.

     (d) Each grant will specify the time and manner of payment of Performance Units or Performance Bonuses which have become payable, which payment may be made in (i) cash, (ii) Units having an aggregate Market Value per Unit equal to the aggregate value of the Performance Units or Performance Bonuses which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.
     (e) Any grant of Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of a Performance Bonus may specify that the amount payable, or the number of Units issued, with respect to the Performance Bonus may not exceed maximums specified by the Committee on the Date of Grant.
     (f) On or after the Date of Grant, the Committee may provide for the payment to the Participant of DERs on Performance Units in cash or Units on a current, deferred or contingent basis.
     (g) Any grant may provide for the effect on the Performance Units or Performance Bonus or any Units issued, or other payment made, with respect to the Performance Units or Performance Bonus of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Partnership or any of its Affiliates.
     (h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Units or Performance Bonus in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or other termination of service.
     10. Awards to Eligible Directors.
     (a) Each Eligible Director on the IPO Date (i) will receive a grant of Phantom Units in lieu of cash compensation of $40,000, and (ii) may elect to receive an additional grant of Phantom Units in lieu of additional cash compensation of $40,000.
     (b) Each individual who first becomes an Eligible Director after the IPO Date on a date other than the first business day of a calendar year (i) will receive a grant of Phantom Units in lieu of cash compensation of $40,000 (if the individual becomes and Eligible Director prior to July 1 of any year) or $20,000 (if the individual becomes and Eligible Director on or after July 1 of any year), and (ii) may elect to receive a grant of Phantom Units in lieu of additional cash compensation of $40,000 (if the individual becomes an Eligible Director prior to July 1 of any year) or $20,000 (if the individual becomes an Eligible Director on or after July 1 of any year). For purposes of this Section 10(b), an Eligible Director who ceases to be a member of the Board and thereafter becomes an Eligible Director again will be deemed to first become an Eligible Director on the date that such individual again becomes an Eligible Director.
     (c) On the first business day of each calendar year beginning after December 31, 2007, each Eligible Director (i) will receive a grant of Phantom Units in lieu of cash compensation of $40,000, and (ii) may elect to receive an additional grant of Phantom Units in lieu of additional cash compensation of $40,000.
     (d) The number of Phantom Units to be granted to an Eligible Director under this Section 10 will be determined by dividing the amount of cash compensation the Phantom Units are replacing by the Market Value per Unit as of (i) the IPO Date, for Phantom Units granted under Section 10(a), (ii) the date on which the Eligible Director first becomes a member of the Board, for Phantom Units granted under Section 10(b), and (iii) the first business day of the applicable calendar year, for Phantom Units granted under Section 10(c). All elections to receive a grant of Phantom Units in lieu of cash compensation will be made in accordance with procedures established by the Committee that are designed to satisfy the deferral election requirements under Section 409A of the Code and (A) with respect to Sections 10(a)(ii) and 10(b)(ii), must be made within 30 days after the date the Eligible Director first becomes eligible to participate in the Plan and will apply only to compensation paid for services performed after the election, and (B) with respect to Section 10(c)(ii), must be made on or prior to the last day of the preceding calendar year.
     (e) Each grant of Phantom Units made to an Eligible Director under this Section 10 may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (i) Each grant of Phantom Units under Section 10(a)(i), 10(b)(i) or 10(c)(i) will become nonforfeitable as to 1/3rd of the total number of Units subject thereto on the first business day of each of the first three calendar years beginning after the Date of Grant; provided, in each case, that the Eligible Director who received the Phantom Units has remained a member of the Board through each such date.
     (ii) Each grant of Phantom Units under Section 10(a)(ii), 10(b)(ii), or 10(c)(ii) will become nonforfeitable on the first business day of the first calendar year beginning after the Date of Grant; provided, in each case, that the Eligible Director who received the grant of Phantom Units has remained a member of the Board through such date.
     (iii) Except as provided in an Evidence of Award, upon an Eligible Director’s ceasing to be a member of the Board prior to the end of a Deferral Period for any reason, the Eligible Director will immediately forfeit all nonvested Phantom Units, unless the Board, in its discretion, terminates the Deferral Period.
     11. Transferability. No Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that a Participant who is an officer of the General Partner or an Affiliate may, with the prior approval of the Committee, transfer an Option to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant. No Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any Person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.
     12. Adjustments.
     (a) The Committee will make or provide for such adjustments in (i) the maximum number of Units specified in Section 4, (ii) the number of Units covered by outstanding Options, Appreciation Rights, Performance Units and Restricted Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Options and Appreciation Rights, and (iv) the kind of securities covered by any such Awards (including securities of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any distribution (whether in the form of cash, Units, other securities or other property), combination or exchange of Units or other securities, recapitalization or other change in the capital structure of the Partnership, or (y) any merger, consolidation, separation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or issuance of warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.
     (b) The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 12; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a change in control event under guidance issued by the Secretary of the Treasury under Section 409A of the Code.

     13. Fractional Units. The Partnership will not be required to issue or deliver any fractional Units pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
     14. Withholding Taxes. To the extent that the General Partner or any of its Affiliates is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other Person under the Plan, and the amounts available for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Partnership for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other Person may elect to have any withholding obligation satisfied with Units that would otherwise be transferred to the Participant or such other Person in payment of the Participant’s Award. However, without the consent of the Committee, Units will not be withheld in excess of the minimum number of Units required to satisfy the withholding obligation.
     15. Administration of the Plan.
     (a) The Plan will be administered the Board, unless the Board appoints a committee consisting of two or more directors of the Board, each of whom is intended to qualify as a “non-employee director” as defined in Rule 16b-3, to administer the Plan. Notwithstanding the foregoing, the provisions of Section 10 will be administered by the Board.
     (b) A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.
     (c) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.
     (d) To the extent permitted by applicable law, the Committee may delegate its authority under the Plan to a subcommittee of the Committee, to one or more committees of the Board or to one or more executive officers of the General Partner; provided, however, that no delegation may be made of authority to take an action which is required by Rule 16b-3 to be taken by “non-employee directors” in order that the Plan and transactions thereunder meet the requirements of such Rule.
     (e) It is the Committee’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A of the Code. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A of the Code and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.
     (f) If no committee is established by the Board pursuant to Section 15(a) and, in any event, with respect to the administration of the provisions of Section 10, the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.
     16. Amendments and Other Matters.
     (a) The Plan may be amended from time to time by the Board or, with respect to those provisions of the Plan other than Section 10, the Committee; provided, however, that the Plan may not be amended without further approval by the unitholders of the Partnership if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Units are traded) or Rule 16b-3.
     (b) Neither the Committee nor the Board will authorize the amendment of any outstanding Option to reduce the Option Price without the further approval of the unitholders of the Partnership. Furthermore, no Option will be cancelled and replaced with Options having a lower Option Price without further approval of the unitholders of the Partnership. The provisions of this Section 16(b) are intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 12.
     (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.
     (d) No Units will be issued under the Plan prior to (i) the obtaining of any approval from any governmental agency which the General Partner, in its sole discretion, determines to be necessary or advisable, (ii) the admission of such Units to listing on any securities exchange on which the Units may then be listed, and (iii) the completion of any registration or other qualification of such Units under any state or Federal law or rulings or regulations of any governmental body which the General Partner, in its sole discretion, determines to be necessary or advisable.
     (e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the General Partner or any of its Affiliates, nor will it interfere in any way with any right the General Partner or any of its Affiliates would otherwise have to terminate such Participant’s employment or other service at any time.
     (f) To the extent that the Partnership has an obligation to reimburse the General Partner or one of its Affiliates for compensation paid to Consultants and Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the General Partner or its Affiliate and, if made to the General Partner with respect to an Affiliate, will be received by the General Partner as agent for the Affiliate.
     17. Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.